[LOGO]



                                   GRACO INC.
                           4050 Olson Memorial Highway
                       Golden Valley, Minnesota 55422-2332


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholder:

     Please join us on Tuesday, May 4, 1999, at 1:00 p.m. for Graco's Annual Meeting of Shareholders in the first floor auditorium of the Russell J. Gray Technical Center, 88-11th Avenue N.E., Minneapolis, Minnesota.

     At this meeting, shareholders will consider the following matters:

     1.  Election of five directors to serve for three-year terms.

     2.  Approval of the Executive Officer Annual Incentive Bonus Plan.

     3. Ratification of the selection of independent auditors for the current year.

     4. Transaction of such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 5, 1999, are entitled to vote at this meeting or any adjournment.

     We encourage you to join us and participate in the meeting. If you are unable to do so, you may either call our new toll-free telephone vote number, or mark and return the enclosed Proxy Card. Have your Proxy Card in front of you when you make your call as it contains important information which is required to access the system.

     If you do not call us, return your Proxy Card or vote your shares in person at the meeting, you will lose your right to vote on matters that are important to you as a shareholder. Accordingly, if you do not plan to attend the meeting, please call 1-800-240-6326 and vote your shares or execute and return the enclosed Proxy Card. This will not prevent you from voting in person if you decide to attend the meeting.

Sincerely,


/s/James A. Earnshaw                            /s/Robert M. Mattison
James A. Earnshaw                               Robert M. Mattison
President and Chief Executive Officer           Secretary



March 25, 1999
Golden Valley, Minnesota





                             YOUR VOTE IS IMPORTANT


We urge you to call our transfer agent any time toll-free at 1-800-240-6326 and vote your shares. Have your Proxy Card in front of you when you make your call as it contains important information, including a unique shareholder control number that is required to access the system. Follow the prompts in the automated menu. If you do not wish to take advantage of the telephone voting, please mark, date and sign the Proxy Card and return it in the accompanying envelope as soon as possible. If you attend the meeting, you may still revoke your proxy and vote in person if you wish.

                                TABLE OF CONTENTS

                                                                         Page

 Election of Directors.....................................................2
   Nominees and Other Directors............................................2
   Meetings and Committees of the Board of Directors.......................4
   Nomination of Directors.................................................4
   Executive Compensation..................................................5
      Report of the Management Organization and Compensation Committee.....5
      Comparative Stock Performance Graph..................................7
      Summary Compensation Table...........................................8
      Option Grants Table (Last Fiscal Year)...............................9
      Aggregated Option Exercises In Last Fiscal Year and
         Fiscal Year-End Option Values.....................................9
      Change in Control Arrangements......................................10
      Retirement Arrangements.............................................10
      Directors' Fees.....................................................11
      Certain Business Relationships......................................11
   Beneficial Ownership of Shares.........................................11
      Principal Shareholders..............................................12
      Section 16 Reporting Compliance.....................................13
 Executive Officer Annual Incentive Bonus Plan............................14
 Ratification of Appointment of Independent Public Auditors...............15
 Other Matters............................................................15
 Shareholder Proposals....................................................15
 Annex A - Executive Officer Annual Incentive Bonus Plan..................16


 A copy of the 1998 Graco Inc. Annual Report on Form 10-K, including the Financial Statements and the Financial Statement Schedule, can be obtained free of charge by calling (612) 623-6778, requesting a copy from our web site at www.graco.com, or writing:

                                    Treasurer
                                   Graco Inc.
                                  P.O. Box 1441
                             Minneapolis, Minnesota
                                   55440-1441


        NOTE: New telephone voting number available - call 1-800-240-6326

                                     [LOGO]






                                   GRACO INC.
                           4050 Olson Memorial Highway
                       Golden Valley, Minnesota 55422-2332

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 1999


     Your proxy, represented by the accompanying Proxy Card, is solicited by the Board of Directors of Graco Inc. ("Graco" or the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on May 4, 1999, and any adjournments of that meeting.

     The costs of the solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers of the Company personally, but at no compensation in addition to their regular compensation as officers. The Company may reimburse brokers, banks and others holding shares in their names for third parties, for the cost of forwarding proxy material to, and obtaining proxies from, third parties. The Proxy Statement and accompanying Proxy Card will be first mailed to shareholders on or about March 25, 1999.

     Proxies may be revoked at any time prior to being voted by giving written notice of revocation to the Secretary of the Company. All properly executed proxies received by management will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

     Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     Only shareholders of record as of the close of business on March 5, 1999, may vote at the meeting or at any adjournment. As of that date, there were issued and outstanding 20,290,698 common shares of the Company, the only class of securities entitled to vote at the meeting. Each share registered to a shareholder of record is entitled to one vote. Cumulative voting is not permitted.

                                   PROPOSAL 1

ELECTION OF DIRECTORS

NOMINEES AND OTHER DIRECTORS

     The number of directors of the Company is currently fixed at 10 members, two of whom are executive officers of the Company. The directors are divided into three classes as equal in number as reasonably possible. Vacancies that occur during a term may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen hold office for a term expiring at the next Annual Meeting of Shareholders. Board policy states that no director may continue to serve on the Board after the last day of the month of his/her seventieth (70th) birthday.

     At the forthcoming Annual Meeting, five persons are to be elected to the Company's Board of Directors. The Board has nominated James A. Earnshaw, David
A. Koch, Richard D. McFarland, Lee R. Mitau, and Martha A.M. Morfitt for three-year terms expiring in the year 2002. Four nominees, David A. Koch, Richard D. McFarland, Lee R. Mitau and Martha A.M. Morfitt have previously been elected as directors of the Company by the shareholders.

     Unless otherwise instructed not to vote for the election of directors, proxies will be voted to elect the nominees. A director candidate must receive the vote of a majority of the voting power of shares present in order to be elected. Unless the Board reduces the number of directors, the enclosed proxy will be voted to elect the replacement nominee designated by the Board in the event that a nominee is unable or unwilling to serve.

     The following information is given as of March 5, 1999 with respect to the nominees for election and the five directors whose terms of office will continue after the Annual Meeting. Except as noted below, each of the nominees and directors has held the same position, or another executive position with the same employer, for the past five years.


Nominees for election at this meeting to terms expiring in the year 2002:

James A. Earnshaw

     Mr. Earnshaw, 50, is President and Chief Executive Officer of the Company, effective March 1, 1999. From 1993 to 1999 he was Vice President, General Manager - Worldwide Hydraulics Business, Eaton Corporation, a manufacturer and marketer of electrical and electromechanical components and ion implanters. Mr. Earnshaw has been a director of Graco since March 1, 1999.

David A. Koch

     Mr. Koch, 68, is Chairman of the Board of the Company. He was formerly Chairman and Chief Executive Officer from 1985 to 1996. Mr. Koch has been a director of Graco since 1962. He is also a director of ReliaStar Financial Corp. and SurModics, Inc. In accordance with Board policy, Mr. Koch will retire from the Board on June 30, 2000.

Richard D. McFarland

     Mr. McFarland, 69, is Vice Chairman, Dain Rauscher (formerly Dain Bosworth Incorporated), a brokerage firm. He was formerly Chairman of Inter-Regional Financial Group, Inc., currently Interra Financial. Mr. McFarland has been a director of Graco since 1969. In accordance with Board policy, Mr. McFarland will retire from the Board on January 31, 2000.

Lee R. Mitau

     Mr. Mitau, 50, is Executive Vice President, General Counsel and Secretary of U.S. Bancorp (formerly First Bank System, Inc.), a regional bank holding company. U.S. Bank National Association, a subsidiary of U.S. Bancorp, provides Graco with cash management, loans and foreign exchange services. The trustee of the Graco Employee Retirement Plan is First Trust National Association. Both of these companies are subsidiaries of U.S. Bancorp. From 1983 to 1995, Mr. Mitau was a partner of Dorsey & Whitney LLP. Mr. Mitau has been a director of Graco since 1990 and is a director of H.B. Fuller Company. (See section entitled Certain Business Relationships on page 11.)

Martha A.M. Morfitt

     Ms. Morfitt, 41, is President, Chief Operating Officer and a director of CNS Inc., a manufacturer and marketer of consumer products, including the Breathe Right(R) nasal strip. From 1997 to 1998, she was Vice President, Meals, from 1994 to 1997, Vice President, Green Giant Brands, and from 1993 to 1994, Team Leader, Green Giant Shelf Stable Vegetables, The Pillsbury Company, a diversified marketer of packaged food products. Ms. Morfitt has been a director of Graco since 1995.

Directors whose terms continue until 2000:

George Aristides

     Mr. Aristides, 63, is Vice Chairman of the Company. From 1997 to March 1, 1999 he was Chief Executive Officer. From 1996 to 1997 he was President and Chief Executive Officer; from 1993 to 1996, he was President and Chief Operating Officer; from March to June 1993, he was Executive Vice President; and from 1985 to March 1993, he was Vice President, Manufacturing Operations and Controller. Mr. Aristides has been a director of Graco since 1993.

Ronald O. Baukol

     Mr. Baukol, 61, is Executive Vice President, International Operations, Minnesota Mining and Manufacturing Company ("3M"), a diversified manufacturer of industrial, commercial, consumer and health care products. Mr. Baukol has been a director of Graco since 1989 and is a director of 3M and The Toro Company.

Directors whose terms continue until 2001:

Dale R. Olseth

     Mr. Olseth, 68, is Chairman and Chief Executive Officer, SurModics, Inc. (formerly BSI Corporation), a biotechnical company specializing in the modification of material surfaces. Mr. Olseth has been a director of Graco since 1972 and is a director of The Toro Company. In accordance with Board policy, Mr. Olseth will retire from the Board on October 31, 2000.

Jerald L. Scott

     Mr. Scott, 57, is retired. Prior to November, 1998, Mr. Scott was Senior Vice President, Operations, H.B. Fuller Company, a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products. Mr. Scott has been a director of Graco since 1997.

William G. Van Dyke

     Mr. Van Dyke, 53, is Chairman, Chief Executive Officer and President, Donaldson Company, Inc., a diversified manufacturer of air and liquid filtration products. Mr. Van Dyke has been a director of Graco since 1995 and is a director of Donaldson Company, Inc.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1998, the Board of Directors met eight times. Attendance of the Company's directors at all Board and Committee meetings averaged 97 percent. During 1998, each director attended at least 87 percent of the aggregate number of meetings of the Board and of all committees of the Board on which he or she served.

     The Board of Directors has an Audit Committee, a Board Structure and Policy Committee, and a Management Organization and Compensation Committee. Membership as of March 5, 1999, the record date, was as follows:


                                                       Management
                            Board Structure            Organization
Audit                       and Policy                 And Compensation
----------------------      -------------------        ---------------------
L. R. Mitau, Chair          D. R. Olseth, Chair        R. O. Baukol, Chair
R. D. McFarland             G. Aristides               M. A.M. Morfitt
J. L. Scott                 D. A. Koch                 D. R. Olseth
W. G. Van Dyke              R. D. McFarland            W. G. Van Dyke
                            L. R. Mitau

Audit Committee  (2 meetings in fiscal 1998)

   o Reviews  the  accounting,   control  and  legal  compliance   policies  and
     procedures of the Company.

Board Structure and Policy Committee  (1 meeting in fiscal 1998)

   o Evaluates policies related to Board membership and procedure;
   o Reviews and makes recommendations on fees and benefits for directors; and
   o Recommends to the Board of Directors nominees for the position of director.

Management Organization and Compensation Committee  (3 meetings in fiscal 1998)

   o Develops the Company's philosophy on executive compensation;
   o Determines the compensation of the Company's executive officers;
   o Reviews and makes recommendations on management organization and succession plans; and
   o Administers the Company's executive stock option and incentive plans.

NOMINATION OF DIRECTORS

     Shareholders may nominate candidates for election to the Board of Directors who will be considered by the Board Structure and Policy Committee. Recommendations should be made in writing and addressed to the Committee in care of the Secretary of the Company at the Company's corporate headquarters. The By-laws provide that timely notice must be received by the Secretary not less than 60 days prior to the date of the Annual Meeting of Shareholders, the first Tuesday in May of each year. The nominations must set forth (i) the name, age, business and residential addresses and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice, as it appears in the Company's stock register;
(iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such shareholder; and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.


EXECUTIVE COMPENSATION

Report of the Management Organization and Compensation Committee

Overview
     The Management Organization and Compensation Committee of the Board of Directors (hereafter called "the Committee"), composed of four independent nonemployee directors, is responsible for developing the Company's philosophy on executive compensation. Consistent with this philosophy, the Committee develops compensation programs for the Chief Executive Officer and each of the other executive officers of the Company. On an annual basis, the Committee determines the compensation to be paid to the Chief Executive Officer and other executive officers, based on the provisions of the compensation plans.

     Compensation plans which provide for grants or awards of Company stock to executive officers are approved by the Board of Directors and the shareholders of the Company. In 1993, the Internal Revenue Code was amended to include a deductibility limit for remuneration to certain executive officers [Section 162(m) of the Code]. Qualified performance-based compensation is not subject to this deductibility limit. In order to qualify grants of stock options and stock appreciation rights as performance-based compensation under Section 162(m), the Company's Long Term Stock Incentive Plan was amended to include an annual periodic per person aggregate limit of 300,000 shares of Company stock subject to award or grant. The Long Term Stock Incentive Plan meets the requirements of
Section 162(m) in all respects. In order to qualify annual incentive awards to the Chief Executive Officer and other executive officers as performance-based compensation under Section 162(m), the Company has prepared an Executive Officer Annual Incentive Bonus Plan which will be placed before the shareholders for approval at the Annual Meeting of the Company scheduled for May 4, 1999. (See Proposal 2, page 14 of this Proxy Statement.) The proposed Executive Officer Annual Incentive Bonus Plan meets the requirements of Section 162(m) in all respects.

Executive Compensation Philosophy and Program
     It is the Company's philosophy to set its executive compensation structure at levels which are competitive with those of durable goods manufacturers of comparable size. These levels are determined by consulting a variety of independent third-party executive compensation surveys. Executive compensation is then delivered through:
   o base salaries which recognize the experience and performance of individual executives;
   o aggressive, performance-driven incentives which:
     - enhance shareholder value,
     - balance annual and long-term corporate objectives, and
     - provide meaningful amounts of Company stock; and
   o competitive benefits.

     The specific components of the executive compensation program are described below:

     Base salary ranges are established by the Committee, using the fiftieth percentile salary and trend data for comparably-sized durable goods manufacturers, as published in a variety of independent third-party executive compensation surveys. The actual base salary of each officer, within the range, is determined by the executive's performance, which is evaluated annually by the Chief Executive Officer and reviewed and approved by the Committee. Both financial and management factors are considered in the evaluation.

     The Executive Officer Annual Incentive Bonus Plan (the "Executive Bonus Plan") is available in 1999 to the Chief Executive Officer and any other executive officer designated by the Committee. The Committee is authorized to establish financial growth targets for each participant directly and specifically tied to one or more financial measures. On or before the 90th day of the Company's fiscal year, the Committee will identify the participants, in addition to the Chief Executive Officer, establish the Targeted Bonus Maximum Percentages for each participant, and establish the applicable Financial Measures and the Company Performance Target(s) for each Financial Measure, as these terms are defined in the Executive Bonus Plan. At the close of the fiscal year, the Committee will certify whether or not the Company Performance Target(s) have been attained.

     The Annual Bonus Plan covers key managers of the Company and executive officers other than the Chief Executive Officer who do not participate in the Executive Bonus Plan.

     The Annual Bonus Plan, available in 1998 to 13 executive officers and 35 other management employees, is structured to encourage growth in both sales and net earnings by the Company. The plan determines individual awards for executive officers by measuring Company performance against corporate sales and net earnings growth targets established by the Committee in the first quarter of each year. Sales and net earnings targets for 1998 were established to exceed prior year results. In addition, the Chief Executive Officer has been given the authority to establish divisional and regional growth targets for the executive officers in charge of specific divisions and regions. Overall performance for the divisional and regional executives is measured against both divisional and corporate targets. Targets are set at one-half the maximum potential payout under the plan. In 1998, the Committee established a range of payouts as a percent of base salary for executive positions as follows:

                                  Minimum Payout           Maximum Payout
Position                          as a % of Base Salary    as a % of Base Salary
-------------------------------   ---------------------    ---------------------
Chief Executive Officer                    0%                       80%
Vice President (Board-elected)             0%                       60%
Vice President (By appointment)            0%                       50%

The actual  Annual  Bonus  Plan award is  determined  by  evaluating  corporate, divisional and regional performance against the established financial objectives. For 1998, sales reached 46 percent of the maximum target, and corporate net earnings reached 97 percent of the maximum target. Awards were made to all executive officers under the 1998 Annual Bonus Plan.

     Under the Chairman's Award Program, the Chairman is also able to grant a total of $100,000 in individual discretionary awards to recognize significant contributions by selected executive officers and other management employees. In 1998 a total of $68,000 was granted to 6 employees including an award of $10,000 to Dale D. Johnson and $33,000 to Charles L. Rescorla.

     The Executive Long Term Incentive Program is structured to align the interests of executive officers with those of all Graco shareholders. The Long Term Incentive Program for 1998 consisted of stock options granted to the executive officers. The number of stock options granted to each executive officer was determined using competitive data for comparably-sized durable goods manufacturers, as reflected in independent third-party long-term incentive surveys. These options were non-incentive stock options with a 10-year duration and a vesting schedule of 25 percent after two years, with 25 percent additional vesting after years three, four and five.

     Executive officers are eligible to participate in the employee benefit programs available to all Graco employees.

Compensation  of the  Chief  Executive  Officer
     On an annual basis, the Committee is responsible for reviewing the individual performance of the Chief Executive Officer and determining appropriate adjustments in base pay and award opportunities under the Executive or Annual Bonus Plan and Executive Long Term Incentive Program.

     Awards made to the Chief Executive Officer under the Annual Bonus Plan were determined by the growth in sales and net earnings of the Company. Sales of $436 million in 1998 represents a growth of 5 percent. Net earnings in 1998 of $47.6 million represent an increase of 6 percent from 1997<F1>. This growth in sales and earnings for 1998 yielded a bonus award to Mr. Aristides of 67 percent of his base salary.

     In reviewing Mr. Aristides' 1998 performance, the Committee recognized a number of significant accomplishments, including record sales and net earnings, an 18 percent increase in diluted earnings per share, continued emphasis on expense management while maintaining high levels of customer satisfaction, and continued superior return to Graco shareholders, particularly in comparison to the Dow Jones Factory Equipment Index and the S&P 500 Index. High levels of performance were maintained while, at the same time, significant investments were made in information systems and product development. Continued investment in new products, certifying and training of distributors, upgrading the marketing organization and expanding sales coverage have been effective in yielding the 6th consecutive year of improved sales and net earnings.

     To realize the full potential of the strategic and cultural initiatives which Mr. Aristides has taken during his tenure as Chief Executive Officer, the Committee made a 67,500 (restated for the three-for-two stock split paid February 4, 1998) share restricted stock grant to him in May 1997, which will vest as follows: 15,000 shares on March 31, 1998, 22,500 shares on March 31, 1999, and 30,000 shares on December 27, 1999. This grant is intended to encourage Mr. Aristides to remain with the Company at least through the final vest date of the grant.


                                             The Members of the Committee
                                                Mr. Ronald O. Baukol
                                                Ms. Martha A.M. Morfitt
                                                Mr. Dale R. Olseth
                                                Mr. William G. Van Dyke

<F1>
The European subsidiaries' one month reporting lag was eliminated in 1998 with Europe's December 1997 net earnings being recorded as an adjustment to equity for external reporting purposes. For internal measurement, the sales and earnings for this month were included.

Comparative Stock Performance Graph

     The graph below compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the S&P 500 Index and of the Dow Jones Factory Equipment Index over the same period (assuming the value of investment in Graco common stock and each index was 100 on December 31, 1993, and all dividends were reinvested).


                 Five Year* Cumulative Total Shareholder Returns

[GRAPH - Table below lists data points included in graph]

                                                                    Dow Jones
Year             Graco Inc.                S&P 500             Factory Equipment
----             ----------                -------             -----------------
1993                100                      100                      100
1994                104                      101                       99
1995                150                      139                      131
1996                188                      171                      134
1997                273                      229                      145
1998                304                      294                      126

                                      *Fiscal Year Ended Last Friday in December

Summary Compensation Table

     The following table shows both annual and long-term compensation awarded to or earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company whose total annual salary and bonus for 1998 exceeded $100,000.


                                                                                    Long Term Compensation
                                      Annual Compensation                                     Awards
                     ------------------------------------------------------        --------------------------
        (a)           (b)       (c)               (d)                   (e)               (f)             (g)            (i)
                                                                      Other        Restricted      Securities      All Other
                                                                     Annual             Stock      Underlying        Compen-
Name and                     Salary             Bonus               Compen-          Award(s)        Options/         sation
Principal Position   Year       ($)<F1><F2>       ($)<F1><F3>    sation ($)               ($)<F4>    SARs (#)<F4>        ($)<F5><F6>
------------------   ----  --------          --------            ----------        ----------      ----------      ---------

George Aristides     1998  $432,106          $290,233                     0                 0          40,000        $ 4,800
Chief Executive      1997   402,102           262,965                     0        $1,164,375<F7>      60,000          3,467
Officer              1996   362,096           287,992                     0                 0          26,127          6,394


Roger L. King        1998   195,864           114,485               117,739<F8>             0          10,000         39,182<F9>
Vice President and   1997   187,788            59,901                28,501<F8>             0           7,500         40,971<F9>
General Manager,     1996   180,864            68,083                     0                 0           6,800          4,777
European Operations

John L. Heller       1998   182,106            41,958                     0                 0          10,000          4,800
Vice President,      1997   165,856            83,048                     0                 0           9,000          3,466
Asia Pacific and     1996   152,106            85,752                     0                 0           1,500          4,137
Latin America


Dale D. Johnson      1998   138,178            80,589                     0                 0          10,000          4,800
Vice President,      1997   111,586            46,660                     0                 0           4,500          3,053
Contractor Equipment 1996    80,720            20,959                     0                 0               0          1,948
Division


Charles L. Rescorla  1998   135,295            87,837                     0                 0           5,000          4,800
Vice President,      1997   129,877            35,687                     0                 0           4,500          3,412
Manufacturing &      1996   118,960            46,894                     0                 0               0          2,832
Distribution
Operations


<F1>
(1)  Deferred compensation is included in Salary and Bonus in the year earned.
<F2>
(2) In addition to base salary, the reported figure includes amounts attributable to the imputed value of the group term life insurance benefit for each of the named executive officers.
<F3>
(3) Bonus includes any awards under the Annual Bonus Plan and the Chairman's Award Program described in the Management Organization and Compensation Committee Report. Chairman's Awards for 1998 included a $10,000 award to Mr. Johnson and a $33,000 award to Mr. Rescorla. Mr. King received $25,000 for 1997 under the Chairman's Award Program.
<F4>
(4) On December 12, 1997, the Board of Directors approved a three-for-two stock split, effected in the form of a 50 percent common stock dividend, payable February 4, 1998, to shareholders of record on January 7, 1998. The number of restricted shares and options, as well as the exercise price for options, has been restated in this table and all subsequent tables to reflect the split.
<F5>
(5) The compensation reported includes the Company contributions under the Graco Employee Investment Plan (excluding employee contributions), plus Company contributions under the Graco Employee Stock Ownership Plan for 1996 and 1997. The allocation of stock under the Graco Employee Stock Ownership Plan ended September 30, 1997, at which time the ten-year allocation term of the Plan expired. For 1998, the Company contribution accrued under the Graco Employee Investment Plan for each named executive officer was as follows: $4,800 for Mr. Aristides; $4,800 for Mr. King; $4,800 for Mr. Heller; $4,800 for Mr. Johnson, and $4,800 for Mr. Rescorla. The Company contribution under the Graco Employee Investment Plan increased January 1, 1998 to a dollar for dollar match up to the first 3% of employee contribution.
<F6>
(6) During 1994 and 1995, the Employee Investment Plan accepted contributions from certain executive officers attributable to compensation in excess of $150,000. These excess contributions have been returned to the participants. Employer matching contributions attributable to these amounts have been left in the Plan and will be used to offset future employer contributions. Amounts equivalent to the employer matching contributions have been paid to the executives in 1996 and these amounts appear in this column as income as follows: Mr. Aristides $3,571; Mr. King $1,954; and Mr. Heller $1,314.
<F7>
(7) A restricted stock grant was made to Mr. Aristides on May 6, 1997, in the amount shown on the table. The vesting schedule is as follows: 15,000 shares vested on March 31, 1998, 22,500 shares will vest on March 31, 1999, and 30,000 shares on December 27, 1999. The market value of the unvested restricted shares at the end of the 1998 fiscal year was $1,368,150.
<F8>
(8) The reported figure represents a tax equalization payment, attributable to Mr. King's expatriate assignment.
<F9>
(9) The reported figure includes a goods and services cost differential provided to Mr. King as a result of his expatriate assignment.


Option Grants Table (Last Fiscal Year)

     The following table shows the stock options granted to the named executive officers during 1998, their exercise price and their grant date present value.

                                              Individual Grant                            Grant Date Value<F2>
                          --------------------------------------------------------        ----------------
 (a)                              (b)             (c)           (d)            (e)                     (f)
                            Number of      % of Total
                           Securities         Options      Exercise                                  Grant
                           Underlying      Granted to       or Base                                   Date
                              Options    Employees in         Price     Expiration                 Present
Name                      Granted (#)     Fiscal Year        ($/Sh)           Date               Value ($)
-------------------       -----------    ------------      --------     ----------               ---------
George Aristides<F1>           40,000           13.3%        $29.50       02/27/08                $475,200
Roger L. King<F1>              10,000            3.3%         29.50       02/27/08                 118,800
John L. Heller<F1>             10,000            3.3%         29.50       02/27/08                 118,800
Dale D. Johnson<F1>            10,000            3.3%         29.50       02/27/08                 118,800
Charles L. Rescorla<F1>         5,000            1.7%         29.50       02/27/08                  59,400


<F1>
(1) Non-incentive stock options were granted on February 27, 1998, in the amounts shown on the table. The options may be exercised in equal installments over four years, beginning with the second anniversary date of the grant.
<F2>
(2) The Black-Scholes option pricing model has been used to determine the grant date present value of the grants. Annual volatility was calculated using monthly returns for 36 months prior to the grant date; the interest rate was set using U.S. Treasury securities of similar duration to the option period as of the grant date; and dividend yield was established as the yield on the grant date. A 10 percent discount for nontransferability and a 3 percent discount to reflect the possibility of forfeiture over a two-year period were applied. For grants expiring on February 27, 2008, the assumptions used in the model were annual volatility of 40.17 percent, interest rate of 5.50 percent, dividend yield of 1.58 percent, and time to exercise of 10 years.

Aggregated  Option  Exercises  In Last  Fiscal Year And Fiscal  Year-End  Option
Values

     The following table shows the value of outstanding in-the-money options at the end of the fiscal year for the named executive officers. There were no option or SAR exercises by these officers during 1998.

 (a)                                 (b)            (c)                (d)                     (e)
                                                                 Number of
                                                                Securities                Value of
                                                                Underlying             Unexercised
                                                               Unexercised            In-the-Money
                                                                   Options                 Options
                                                             at FY-End (#)           at FY-End ($)<F2>
                                  Shares          Value
                             Acquired on       Realized       Exercisable/            Exercisable/
Name                        Exercise (#)            ($)<F1>  Unexercisable           Unexercisable
--------------------------------------------------------------------------------------------------
George Aristides                       0              0    148,339/193,428    $2,190,555/1,482,888
Roger L. King                          0              0      65,072/30,247      $1,131,479/190,712
John L. Heller                         0              0      27,388/33,180        $454,338/267,045
Dale D. Johnson                        0              0       4,425/10,125           $79,765/9,374
Charles L. Rescorla                    0              0      12,488/12,312         $226,738/56,383


<F1>
(1) "Value realized" is the difference between the closing price of the Company's common stock on the day of exercise and the option price of the options multiplied by the number of shares received.
<F2>
(2) "Value at fiscal year-end" is the difference between $26.06, the closing price of the Company's common stock on December 25, 1998, and the option price multiplied by the number of shares subject to option.

Change in Control Arrangements

     Each of the executive officers listed in the Summary Compensation Table, and certain other key executives of the Company, have entered into a change of control agreement with the Company (singularly "Agreement"; collectively the "Agreements"). The change of control period is defined to extend for two years from the date the Agreement is executed. Each year this period is automatically extended for one year so as to terminate two years from the annual anniversary date of the Agreement, unless the Company gives the executive notice that the Company does not wish to extend this period.

     A change of control is generally defined in the Agreements to have occurred if: (i) a person other than a trust person (as defined in the Agreement) acquires beneficial ownership of 25 percent or more of the Company's outstanding common stock, except acquisitions directly from the Company, by the Company, by a Company employee benefit plan, by the executive or a group of which he is a part, or by a person with beneficial ownership of shares under the Trust Under the Will of Clarissa L. Gray which equals or exceeds a certain percentage; or
(ii) members of the Incumbent Board (as defined in the Agreement) cease to be in the majority on the Board; or (iii) the shareholders approve a reorganization, merger, consolidation or statutory exchange of the Company's outstanding common stock, or approve a sale or other disposition of all or substantially all of the assets of the Company; or (iv) the shareholders approve a complete liquidation or dissolution of the Company.

     Each Agreement provides that for two years after a change of control there will be no adverse change in the executive's duties and responsibilities, compensation program, benefits or other circumstances, provided that nothing will restrict the right of the executive or the Company to terminate the employment of the executive. If the executive's employment is terminated by the Company for any reason other than for good cause, death, or disability, or by the executive for "good reason" (as defined in the Agreement), within two years following a change of control, the executive will be entitled to certain benefits. These benefits include a sum equivalent to the executive's base salary to the date of termination (to the extent not yet paid), a bonus calculated according to a formula (set forth in the Agreement) for the year in which the termination occurs, two times the executive's annual base salary, two times the midpoint between the maximum and minimum bonus for the fiscal year in which the termination occurs, and benefit coverage for a minimum of two years following the date of termination.

     The payments to which the employee is entitled are subject to reduction in the event the payments would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1989, as amended, (the "Code") or any successor provision, provided that the reduction does not exceed $25,000. If the reduction would exceed $25,000, there will be no reduction and the Company will make an additional payment to the executive in an amount that will put the executive in the same after-tax position as if no excise tax under the Code had been imposed.

Retirement Arrangements

     The Company has an employee retirement plan which provides pension benefits for eligible regular, full- and part-time employees. Benefits under the Graco Employee Retirement Plan ("Retirement Plan") consist of a fixed benefit which is designed to provide retirement income at age 65 of 43.5 percent of average monthly compensation, less 18 percent of Social Security-covered compensation (calculated in a life annuity option) for an employee with 30 years of service. Average monthly compensation is defined as the average of the five consecutive highest years' salary during the last ten years of service, including base salary and Annual Bonus Plan awards, but excluding Executive Long Term Incentive Program awards. Benefits under the Retirement Plan vest upon five years of benefit service.

     Federal tax laws limit the annual benefits that may be paid from a tax-qualified plan such as the Retirement Plan. The Company has adopted an unfunded plan to provide benefits to retired executive officers impacted by the benefit limits, so that they will receive, in the aggregate, the benefits the executive would have been entitled to receive under the Retirement Plan had the limits imposed by the tax laws not been in effect. Effective January 1, 1998, the maximum annual pension payable to or on behalf of the executive under the unfunded plan will be equal to the difference between $170,000 and the benefits actually payable under the Retirement Plan when the limits imposed by the tax laws are applied.

     The following table shows the estimated aggregate annual benefits payable under the Graco Employee Retirement Plan and the unfunded plan for the earnings and years of service specified. The years of benefit service for the Chief Executive Officer and the executive officers listed in the Summary Compensation Table are: Mr. Aristides, 25 years; Mr. King, 28 years; Mr. Heller, 26 years; Mr. Johnson, 23 years; and Mr. Rescorla, 10 years. A maximum of 30 years has previously been counted in the pension benefit calculation. For 1998 and subsequent years, the 30 year maximum has been eliminated.





                                        Estimated Aggregate Annual Retirement Benefit
                                        ---------------------------------------------

Final Average   5 Years    10 Years    15 Years    20 Years    25 Years    30 Years    35 Years   40 Years   45 Years
Compensation    Service     Service     Service     Service     Service     Service     Service    Service    Service
------------    -------    --------    --------    --------    --------    --------    --------   --------   --------
$200,000        $13,566    $ 27,132    $ 40,699    $ 54,265    $ 67,831    $ 81,397    $ 94,963   $108,529   $122,095
 300,000         20,816      41,632      62,449      83,265     104,081     124,897     145,713    166,529    170,000
 400,000         28,066      56,132      84,199     112,265     140,331     168,397     170,000    170,000    170,000
 500,000         35,316      70,632     105,948     141,265     170,000     170,000     170,000    170,000    170,000
 600,000         42,566      85,132     127,698     170,000     170,000     170,000     170,000    170,000    170,000
 700,000         49,816      99,632     149,448     170,000     170,000     170,000     170,000    170,000    170,000
 800,000         57,066     114,132     170,000     170,000     170,000     170,000     170,000    170,000    170,000

Prior to December 31, 1996, the Company entered into deferred compensation agreements with selected executive officers, including certain named executives in the Summary Compensation Table. These agreements provide for the payment per year of $10,000 in deferred compensation to the officer for ten years after retirement, or to a beneficiary in the event of death prior to the expiration of the ten year period. These agreements also include provisions for non-competition and the payment of $5,000 per year in the event the officer becomes disabled prior to age 65. The $5,000 per year disability payments cease upon the attainment of age 65. Deferred compensation agreements remain in effect for Mr. Aristides, Mr. King, and Mr. Heller. In addition, it is the practice of the Company to continue to provide base salary to selected executive officers whose employment is involuntarily terminated by the Company for a period of twelve months or until the officer secures other employment.


Directors' Fees

     During 1998, the Company paid each director, except directors who also served as officers, an annual retainer of $15,000, plus a meeting fee of $900 for each Board meeting and $700 for each Committee meeting attended. Upon cessation of service, nonemployee directors who have served for five full years will receive quarterly payments for five years at a rate equal to the director's annual retainer in effect on the director's last day of service on the Board.

     In 1994, shareholders approved a Nonemployee Director Stock Plan. Under this Plan, a nonemployee director may elect to receive all or part of the director's annual retainer in the form of shares of the Company's common stock instead of cash. In September 1997, the Plan was amended to create a deferred stock account alternative for the deferral of the annual retainer. This alternative provides for the crediting of shares of Common Stock to a deferred stock account held by a trustee in the name of the nonemployee director. Dividends paid on the Common Stock, held in the deferred accounts, will be credited to the accounts at the time of payment. Participating directors may elect to receive payment from his or her deferred stock account in a lump sum or installments. Payments, whether in a lump sum or by installments, shall be made in shares of Common Stock plus cash in lieu of any fractional share. Seven directors have elected to defer all of their annual retainer into the deferred stock accounts established under this Plan.

     In 1996, shareholders approved a Nonemployee Director Stock Option Plan. Under this Plan, nonemployee directors receive an initial option grant of 3,000 shares upon first appointment or election and an annual option grant of 2,250 shares on the date of the Company's Annual Shareholders Meeting. Options granted under the Plan are non-statutory, have a ten-year duration and may be exercised in equal installments over four years, beginning with the first anniversary date of the grant. The option exercise price is the fair market value on the date of grant.


Certain Business Relationships

     Mr. Mitau, who has been a director of Graco since 1990, is Executive Vice President, General Counsel and Secretary of U.S. Bancorp, a bank holding company. U.S. Bank Trust National Association, South Dakota, a subsidiary of U.S. Bancorp, is the lead bank in a syndicate of ten banks with which the Company entered into a five-year $190,000,000 reducing revolving credit facility. The July 2, 1998 repurchase of 5,800,000 shares of the Company's common stock from the Company's largest shareholder, the Trust under the Will of Clarissa L. Gray, was financed in part by an initial borrowing of $158,000,000 under this credit facility. As of March 5, 1999, $109,509,000 is outstanding under this credit facility. For further information see footnote E to the Company's financial statements in its annual report on Form 10-K for fiscal year 1998.

BENEFICIAL OWNERSHIP OF SHARES

     The following information, furnished as of March 5, 1999, indicates beneficial ownership of the common shares of the Company by each director, each nominee for election as director, the executive officers listed in the Summary Compensation Table who are still executive officers on that date, and by all directors and executive officers as a group. Except as otherwise indicated, the persons listed have sole voting and investment power.

                                                                      Percent of
                                Amount and Nature of                Common Stock
Name of Beneficial Owner        Beneficial Ownership<F1><F2>        Outstanding*
------------------------        --------------------                ------------

G. Aristides<F3><F4>                         326,937                        1.6%
R. O. Baukol                                   7,365
J.A. Earnshaw                                  5,000
J. L. Heller                                 105,513
D. D. Johnson                                  7,528
R. L. King                                   102,647
D. A. Koch<F3><F4><F5>                     1,569,259                        7.7%
R. D. McFarland<F3><F4>                       87,731
L. R. Mitau                                    6,196
M. A.M. Morfitt<F4>                            5,083
D. R. Olseth                                  20,725
C. L. Rescorla                                24,456
J. L. Scott                                    2,589
W. G. Van Dyke                                 4,940

All directors and
executive officers as a
group (20 persons)<F3><F4><F5><F6>         2,409,606                       11.9%

* Less than one 1 percent, if no percentage is given.

<F1>
(1)  All share data  reflects  the  three-for-two  stock split paid  February 4,
     1998.
<F2>
(2) Includes 433,563 shares with respect to which executive officers have a right, as of May 4, 1999, to acquire beneficial ownership upon the exercise of vested stock options.
<F3>
(3) Includes the following shares owned by spouses of directors and named executive officers as to which the director or executive officer may be deemed to share voting and investment power: Mr. Aristides, 69,597; Mr. Koch, 67,491; and Mr. McFarland, 19,744 shares.
<F4>
(4) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 677,782 shares owned by the Graco Employee Retirement Plan, as to which Messrs. McFarland, Aristides, Koch, Ms. Morfitt and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 45,522 shares held by The Graco Foundation; and (iii) 348,750 shares held by the Greycoach Foundation. With respect to (ii) and (iii), Mr. Koch shares voting and investment power as a director.
<F5>
(5) Includes 993,642 shares held by the Clarissa L. Gray Trust, of which Mr. Koch's wife, Barbara Gray Koch, and their children are the beneficiaries and as to which Mr. Koch shares voting and investment power as trustee. See "Principal Shareholders."
<F6>
(6) If the shares referred to in footnote 3 above, as to which one or more directors and designated executive officers share voting power, were included, the number of shares beneficially owned by all directors, nominees for election as director and executive officers would be 3,481,660 shares, or 17 percent of the outstanding shares.


Principal Shareholders

     The following table identifies each person or group known to the Company to beneficially own more than 5 percent of the outstanding common shares of the Company as of March 5, 1999, the only class of security entitled to vote at the Annual Meeting.

                                                    Beneficial           Percent
                                                     Ownership          of Class
--------------------------------------------------------------------------------

Trust under the Will of Clarissa L. Gray,
   and David A. Koch<F1><F2>                  1,569,259 shares              7.7%


<F1>
(1) Includes 993,642 shares owned by the Clarissa L. Gray Trust. Mr. Koch is one of the trustees of the Trust and the beneficiaries of the Trust are Mrs. Koch and their children. The other trustees are Paul M. Torgerson, a partner at Dorsey & Whitney LLP, Minneapolis, Minnesota, and First Bank of South Dakota, N.A., Sioux Falls, South Dakota. The Trustees share voting and dispositive power. Includes 549,519 shares owned by David A. Koch or Mrs. Koch. Includes 26,098 shares with respect to which Mr. Koch has a right, as of May 4, 1999, to acquire beneficial ownership upon the exercise of vested stock options.
<F2>
(2) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 677,782 shares owned by the Graco Employee Retirement Plan, as to which Messrs. McFarland, Aristides, Koch, Ms. Morfitt and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 45,522 shares held by The Graco Foundation; and (iii) 348,750 shares held by the Greycoach Foundation. With respect to (ii) and (iii), Mr. Koch shares voting and investment power as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company's executive officers, directors and 10 percent shareholders are required under the Securities Exchange Act of 1934 and regulations promulgated thereunder to file initial reports of ownership of the Company's securities and reports of changes in that ownership with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

     Based upon its review of the reports and any amendments made thereto furnished to the Company, or written representations that no reports were required, the Company believes that all reports were filed on a timely basis by reporting persons during and with respect to 1998.

                                   PROPOSAL 2

PROPOSAL TO APPROVE THE GRACO INC. EXECUTIVE OFFICER ANNUAL INCENTIVE BONUS PLAN

     The Company seeks shareholder approval of the Graco Inc. Executive Officer Annual Incentive Bonus Plan (the "Plan"). The Plan will be administered by the Management Organization and Compensation Committee of the Board of Directors (the "Committee"). The Plan is intended to qualify compensation paid thereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code generally limits to $1 million the Company's federal income tax deductions for compensation paid to named executive officers that is not performance-based compensation within the meaning of that section. Shareholder approval of the Plan is necessary.

     The Committee is composed solely of non-employee directors who are outside directors within the meaning of Section 162(m) of the Code. Participants in the Plan are the Chief Executive Officer and any other executive officer of the Company designated by the Committee within the first 90 days of the fiscal year.

     Participants shall be eligible for the payment of a bonus if certain performance targets are achieved. The performance targets are financial growth targets established by the Committee at the beginning of each fiscal year and must be directly tied to one or more financial measures, including, among other things, net earnings and net revenues. No payment may be made if the performance targets are not achieved. No adjustment of the award to any participant is permitted, but certain changes in status, such as death, retirement or disability, will cause the bonus payment to be pro-rated and resignation or termination prior to the end of the fiscal year will eliminate the bonus entirely. There is a $1,000,000 individual award limit in any fiscal year.

     The Committee may amend the Plan prospectively and may terminate or curtail the benefits of the Plan.

     The above description summarizes the principal features of the Plan, but is qualified in its entirety by reference to the text of the Plan which is set forth as Annex A to this Proxy Statement.

     Awards under the Plan will be based upon performance targets established with respect to each fiscal year. Accordingly, the amount of awards to be paid in the future to any participant cannot be determined at this time since the performance period has not yet been completed. Actual awards will depend upon actual performance measured against the attainment of the pre-established performance targets.

     If the shareholders fail to approve the Plan at the Annual Meeting, the compensation awarded under the Plan will not qualify as "performance-based" for purposes of the deductibility limits of Section 162(m) of the Code.

     Other Bonus Plans. The Company has other plans pursuant to which bonuses may be awarded to the employees eligible to participate in the above-described Plan, if they are not designated as participants in this Plan.

     Federal Income Tax Consequences. The Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the participant upon payment of a bonus. The amount of bonus received by a participant under the Plan will be included in the income of the participant at the time of payment and will be subject to tax at ordinary income rates.

                                   PROPOSAL 3

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

     Deloitte & Touche llp has acted as independent auditors for the Company since 1962. The Board of Directors recommends ratification of the selection of Deloitte & Touche llp as independent auditors for the current year. If the shareholders do not ratify the selection of Deloitte & Touche llp, the selection of the independent auditors will be reconsidered by the Board of Directors. A representative of Deloitte & Touche llp will be present at the meeting and will have the opportunity to make a statement if so desired and be available to respond to any shareholder questions.


OTHER MATTERS

     The Board of Directors is not aware of any matter, other than those stated above, which will or may properly be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxies in accordance with their best judgment.


SHAREHOLDER PROPOSALS

     The Company did not receive a request from any shareholder that a matter be submitted to a vote at the 1999 Annual Meeting. Any shareholder wishing to have a matter considered for inclusion in the proxy statement for the Annual Meeting in the year 2000 must submit such proposal in writing to the Secretary of the Company at the address shown on page 1 of this statement no later than November 25, 1999.

     The persons named as proxies intend to exercise their discretionary authority to vote as they deem in the best interests of the Company on any shareholder proposal submitted at the Annual Meeting in year 2000 if the Company has not received advance written notice of the matter from the proponent by February 8, 2000.

     YOU ARE RESPECTFULLY REQUESTED TO EXERCISE YOUR RIGHT TO VOTE. YOU MAY DO SO BY CALLING OUR TOLL-FREE TELEPHONE VOTE NUMBER (1-800-240-6326) AND FOLLOWING THE VOICE INSTRUCTIONS OR BY FILLING IN AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. In the event that you attend the meeting, you may revoke your proxy (either given by telephone or by mail) and vote your shares in person if you wish.

For the Board of Directors


/s/Robert M. Mattison
Robert M. Mattison
Secretary

Dated:  March 25, 1999





      (C) 1999 Graco Inc. 3/99 6.5M Printed in U.S.A.





       NOTE: New telephone voting number available - call 1-800-240-6326.

                                     ANNEX A


                                EXECUTIVE OFFICER
                           ANNUAL INCENTIVE BONUS PLAN


1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

     1.1 Base Salary - a specific dollar amount for each Participant as identified in Schedule A

     1.2 Compensation Committee - the Management Organization and Compensation Committee of the Board of Directors of Graco Inc.; it is intended that the Compensation Committee will satisfy the requirements of Section 162(m) of the Code by being comprised of two or more "outside directors."

     1.3 Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     1.4 Company - Graco Inc., a Minnesota corporation, and any of its affiliates that adopt the Plan.

     1.5 Eligible Employee - the chief executive officer and any executive officer of the Company designated by the Compensation Committee.

     1.6 Participant - an Eligible Employee designated by the Compensation Committee, at any time ending on or before the 90th day of each Performance Period, as subject to the Plan.

     1.7 Performance Period - the Company's fiscal year.

     1.8 Plan - this Executive Officer Annual Incentive Bonus Plan.

     1.9 Maximum Targeted Bonus Percentage - the maximum potential bonus payout expressed as a percentage of Participant's Base Salary as identified in Schedule B.

     1.10 Company Performance Target(s) - the financial growth target(s) established by the Compensation Committee for a Performance Period and reflected in the percentages identified in Schedule C. The Company Performance Target(s) shall be directly and specifically tied to one or more of the following financial measures: consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed or earnings per share [hereinafter "Financial Measure(s)"]for the applicable Performance Period, all as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable Performance Period. Any Financial Measure may be stated in absolute terms or as compared to another company or companies. Such Financial Measures shall constitute the sole bases upon which the Company Performance Targets shall be based.

2. Administration.

     2.1 Determinations must be made prior to each Performance Period - At any time ending on or before the 90th day of each Performance Period, the Compensation Committee shall:

          (a)  designate  the  Participants  in the Plan  for  that  Performance
          Period;

          (b) indicate the Base Pay of each Participant for the Performance Period by amending Schedule A in writing;

          (c) establish Targeted Bonus Percentages for the Performance Period by amending Schedule B in writing;

          (d) establish Company Performance Target(s)s for the Performance Period by amending Schedule C in writing.

     2.3 Certification - Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Compensation Committee must certify in writing that the Company Performance Target(s) and all other factors upon which a bonus is based have been attained.

     2.4 Shareholder Approval - The material terms of the Plan shall be disclosed to and approved by shareholders of the Company in accordance with
     Section 162(m) of the Code. No bonus shall be paid under the Plan unless such shareholder approval has been obtained.

3. Bonus Payment

     3.1 Maximum - Each Participant shall receive a bonus payment for each Performance Period calculated in accordance with the formula set forth in subparagraph 3.2 and in an amount not greater than the Participant's Maximum Targeted Bonus Percentage multiplied by the Participant's Base Salary.

     3.2 Formula - Subject to other provisions of this Plan, each Participant shall receive a bonus payment for each Performance Period calculated as follows:

          (a) Each of the Company Performance Targets shall be assigned a weight expressed as a percent of the Participant's Maximum Targeted Bonus Percentage.

          (b) At the conclusion of each Performance Period, the percent of the Participant's Maximum Targeted Bonus Percentage achieved for each applicable Financial Measure shall be calculated.

          (c) The percentages achieved by performing the calculation described in subparagraph 3.2(b) shall be added together and this sum shall be multiplied by the Participant's Maximum Targeted Bonus Percentage.

          (d) The amount obtained by performing the calculation described in subparagraph 3.2(c) shall be multiplied by the Participant's Base Salary.

     3.3 Limitations

          (a) No payment if Company Performance Targets not achieved - In no event shall any Participant receive a bonus payment hereunder if the Company Performance Targets and all other factors on which the bonus payment is based are not achieved during the Performance Period.

          (b) No payment in excess of preestablished amount - No Participant shall receive a payment under the Plan for any Performance Period in excess of One Million Dollars ($1,000,000).

          (c) Pro-ration or elimination of Bonus payment - Participation in the Plan ceases with resignation, termination, retirement, death or long-term disability. A Participant who resigns or is terminated effective during the Performance Period is ineligible for a bonus payment. A Participant who retires, dies or becomes eligible for long-term disability benefits under the Company's long-term disability benefit plan during the Performance Period will be paid a bonus based on a calculation performed in accordance with the provisions of subparagraph 3.2, provided, however, the Participant's Base Salary shall be pro-rated to the date of retirement, death or eligibility for long-term disability benefits.

4. Time and Form of Payments; Taxability - Subject to any deferred compensation election pursuant to any such plans of the Company, a bonus payment shall be made to the Participant in one or more cash payments as soon as determined by the Compensation Committee after it has certified that the Company Performance Target(s) and all other factors upon which the bonus payment for the Participant is based have been achieved.

     4.1 Nontransferability - Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under the Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

     4.2 Tax Withholding - In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

5. Amendment and Termination - The Compensation Committee may amend the Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by the Plan and may likewise terminate or curtail the benefits of the Plan, both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action, provided that no amendment to the Plan shall be effective which would increase the maximum amount payable to a Participant under paragraph 3.3(b), which would change the Financial Measures upon which Company Performance Targets must be based as set forth in subparagraph 1.10 of this Plan or which would modify the requirements for eligibility under subparagraph 1.5, unless the shareholders of the Company shall have approved such change in accordance with the requirements of Section 162(m).

6. Miscellaneous

     6.1 Effective Date - January 1, 1999

     6.2 Term of the Plan - Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on December 31, 2003. No bonus shall be granted after the termination of the Plan; provided, however, that a payment with respect to a Performance Period which begins before such termination may be made thereafter. In addition, the authority of the Compensation Committee to amend the Plan shall extend beyond the termination of the Plan.

     6.3 Headings - Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     6.4 Applicability to Successors - The Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

     6.5 Employment Rights and Other Benefit Programs - The provisions of the Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, the Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the Participant's employment at any time. The Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. The Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

     6.6 No Trust or Fund Created - The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

     6.7 Governing Law - The validity, construction and effect of the Plan or any bonus payable under the Plan shall be determined in accordance with the laws of the State of Minnesota.

     6.8 Severability - If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

     6.9 Qualified Performance-Based Compensation - All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

                                   SCHEDULE A

                       BASE SALARY FOR PERFORMANCE PERIOD
                BEGINNING ON               AND ENDING ON
                            ---------------             ------------


                 Name                            Base Salary
                 ----                            -----------

                                     Actual paid salary for the calendar
                                       year that most closely coincides
                                     with Company fiscal year but not in
                                             excess of $1,250,000

                                   SCHEDULE B

                TARGETED BONUS PERCENTAGE FOR PERFORMANCE PERIOD
              BEGINNING ON               AND ENDING ON
                          ---------------             ------------



                        Minimum Targeted Bonus        Maximum Targeted Bonus
                              Percentage                    Percentage
                          as a Percentage of            as a Percentage of
        Name                  Base Salary                   Base Salary
        ----            ----------------------        ----------------------

                                   SCHEDULE C

                           COMPANY PERFORMANCE TARGETS
                             FOR PERFORMANCE PERIOD
                BEGINNING ON               AND ENDING ON
                            ---------------             ------------





                             Company
                           Performance     Minimum Company   Maximum Company
                             Target(s)       Performance       Performance
  Financial Measure(s)        Weight           Target(s)         Target(s)
  --------------------     -----------     ---------------   ---------------


                                   %          $                $
                              -----            ----------       ------------


                                   %          $                $
                              -----            ----------       ------------

[MAP]

I-94 to Broadway
East on Broadway to Marshall
Southwest Corner of Broadway & Marshall



                                   GRACO INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              Tuesday, May 4, 1999
                                   1: 00 p.m.

                        Russell J. Gray Technical Center
                               88-11th Avenue N.E.
                          Minneapolis, Minnesota 55413




 [LOGO]

GRACO INC.
4050 Olson Memorial Highway
Golden Valley, Minnesota  55422

This Proxy is Solicited by the Board of Directors for use at the Graco Inc. Annual Meeting on Tuesday, May 4, 1999.

The shares of common stock of Graco Inc. which you are entitled to vote on March 5, 1999, will be voted as you specify on this card.

By signing this proxy, you revoke all prior proxies and appoint George Aristides and Mark W. Sheahan as Proxies, each with full power of substitution, to vote your shares as specified on the reverse side and at their discretion on any other matter which may properly come before the Annual Meeting or any adjournment thereof.




There are two alternative ways to vote your Proxy

You may vote either by telephone or by mail.

TO VOTE BY TELEPHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which appear in the box in the upper right hand corner.
o    Follow the simple instructions provided.

-OR-

TO VOTE BY MAIL

If you do not vote by telephone, mark, sign and date your proxy card and return it in the postage-paid envelope provided (Graco Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873).


          If you vote by telephone, please do not mail your Proxy Card


Item 1.   Election of Directors __ FOR ALL __ WITHHOLD FOR ALL

          NOMINEES:      James A. Earnshaw        Lee R. Mitau

                         David A. Koch            Martha A.M. Morfitt

                         Richard D. McFarland

          (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above)

Item 2.   Approval of Executive Officer Annual Incentive Bonus Plan

            __ FOR                  __ AGAINST              __ ABSTAIN

Item 3. Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors

            __ FOR              __ AGAINST                 __ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy properly executed will be voted in the manner directed by the undersigned. If no choice is specified, this proxy will be voted "FOR" Items 1, 2, and 3.

Please sign exactly as your name(s) appears at left. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title.


                                       Dated:_________________________ , 1999


                                       ______________________________________
                                       Signature


                                       ______________________________________
                                       Signature